KENNEDY WILSON

THE GRANGE
DUBLIN, IRELAND

Q2 2024 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2024

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

KENNEDY WILSON REPORTS SECOND QUARTER 2024 RESULTS
Beverly Hills, California (August 7, 2024) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $27 billion in AUM across its real estate equity and debt investment portfolio, today reported results for Q2-2024:
Financial Results

(Amounts in millions, except per share data)	Q2		YTD
GAAP Results	2024	2023	2024	2023
GAAP Net (Loss) Income to Common Shareholders[1]	($59.1)	$39.0	($32.2)	($1.8)
Per Diluted Share	(0.43)	0.28	(0.23)	(0.01)

(Amounts in millions)	Q2		YTD
Non-GAAP Results	2024	2023	2024	2023
Adjusted EBITDA	$79.3	$195.1	$282.5	$286.0
Adjusted Net (Loss) Income	(16.8)	86.0	53.7	91.3

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$104.5	$99.5	$207.6	$195.0
Realized gain on the sale of real estate	1.9	93.7	110.2	108.7
Change in the fair value of the Co-investment portfolio	(20.6)	(22.8)	(30.7)	(33.7)
Other income/(loss)	(6.5)	24.7	(4.6)	16.0
Adjusted EBITDA	$79.3	$195.1	$282.5	$286.0
1Includes $62.7 million, $69.8 million, $116.6 million and $126.8 million for Q2-24, Q2-23, YTD-24, and YTD-23, respectively of non-cash charges (depreciation and amortization, fair-value changes, and share-based compensation).
"We had an excellent first half of 2024. Baseline EBITDA grew by 6% from last year, driven by our rapidly expanding investment management business that generated record fees which increased by 57% from 2023, asset stabilizations, and NOI growth in our multifamily business," said William McMorrow, Chairman and CEO of Kennedy Wilson. "We have deployed $2 billion of new capital this year, of which $1.7 billion was deployed through our credit business for the construction of new multifamily and student housing communities. The company generated $295 million of cash from asset sales and loan repayments, and we have a strong pipeline of non-core sales, with proceeds to be used primarily to reduce unsecured debt and for future investment opportunities. Given the recent decline in interest rates, we are optimistic about our disposition program, our ability to continue to raise third party capital, and valuations within our existing portfolio.”
Portfolio Update
•Asset Stabilizations Add $16 million to Estimated Annual NOI: The Company stabilized five multifamily properties totaling 1,436 units during Q2-24, including Coopers Cross and Grange West in Dublin, Dovetail and Oxbow in the Mountain West, and Vintage at Anacapa Canyon in Southern California. These assets added $16 million in Estimated Annual NOI.
•Estimated Annual NOI of $485 million and Fee-Bearing Capital of $8.7 billion:
◦5% Growth from Q1: From Q1-24, Estimated Annual NOI grew by 5% driven by asset stabilizations and growing property NOI from our stabilized portfolio.

◦Record Quarterly Investment Management Fees: Investment Management fees grew by 37% (vs Q2-23) to $26 million as a result of record new originations from KW's debt investment platform and increasing levels of recurring base management fees.

	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q2-23	$499	$7.9
As of Q4-23	$492	$8.4
As of Q1-24	$464	$8.6
Transaction activity, net[1]	2	0.1
Assets stabilized/(unstabilized)	16	—
Operations	4	—
FX and other	(1)	—
Total as of Q2-24	$485	$8.7
1 Includes real estate acquisitions, dispositions, loan fundings and loan repayments completed during Q2-24. The Company also completed $949 million in loan originations during Q2-24, which will primarily be funded in future quarters.
•Development and Lease-up Portfolio To Add $72-77 million in Estimated Annual NOI:
•Near Term Stabilization Expectation: $47 million expected to stabilize by YE-25
•U.S. Multifamily Completes Construction of 778 Units:
◦In addition to completing and stabilizing Oxbow (268 units) and Vintage at Anacapa Canyon (170 units), the Company also completed construction at Anacapa Canyon (310 units) in Southern California and 38° North Phase III (30 units) in Northern California, which are both currently in lease-up. Based on current lease velocity, both communities (including 38° North Phase II) are expected to stabilize in Q4-24 and add $12 million in Estimated Annual NOI.
◦In total, the Company has 2,479 units in the Western U.S. undergoing lease-up or development, which is expected to add $26 million in Estimated Annual NOI upon stabilization.
•Multifamily Same Property Performance(1) : Improving Occupancy Leads to NOI Growth

	Q2 - 2024 vs. Q2 - 2023				YTD - 2024 vs. YTD - 2023
	Occupancy	Revenue	Expenses	NOI (Net Effective)	Occupancy	Revenue	Expenses	NOI (Net Effective)
Multifamily - Market Rate	1.7%	3.4%	4.6%	2.8%	0.9%	3.2%	4.4%	2.6%
Multifamily - Affordable	(1.7)%	4.8%	8.4%	3.0%	(0.3)%	4.3%	10.0%	1.5%
Total	0.8%	3.6%	5.2%	2.8%	0.6%	3.4%	5.4%	2.4%
(1) Excludes minority-held investments and assets undergoing development or lease-up.
Investment Management Business
•37% Growth in Investment Management Fees:
◦Q2-24 Investment Management fees grew by 37% to $26 million (vs Q2-23) driven by higher levels of Fee-Bearing Capital and $949 million of new originations from its Debt Investment Platform
◦YTD-24 Investment Management fees grew by 57% to $47 million (vs. YTD-23).

◦Japanese Office Opening: The Company has reestablished its Tokyo office subsequent to the completion of its equity joint-venture with a Japanese institutional investor in Q1-24.
•Fee-Bearing Capital Grew to a Record $8.7 billion in Q2-24, +4% YTD:
◦In addition to the $8.7 billion in Fee-Bearing Capital, the Company has future incremental Fee-Bearing Capital consisting of the following:
▪$2.9 billion in future fundings on previously originated loans within the debt investment platform.
▪$3.4 billion in incremental non-discretionary capital available from certain strategic partners for equity and debt investment.
•Debt Investment Platform Grows to $8.0 billion in Q2-24:
◦Q2-24 Investment Activity Increases Platform By 9%: In Q2-24, originated $949 million in new construction loans, completed $301 million in additional fundings on existing loans, and realized $248 million in repayments
◦Debt Platform, in which KW has an average ownership of 5% ownership, includes $5.1 billion in outstanding loans ($4.8 billion of Fee-Bearing Capital) and $2.9 billion of future funding commitments.
◦The Company has completed $1.9 billion in new originations since June 30, 2023, with $500 million in new originations in process and expected to close in Q3-24.

Real Estate Investment Activity
•$235 million in Gross Acquisitions ($53 million at share):
•Co-Investment Acquisitions: Completed $228 million in gross real estate acquisitions, including $182 million invested in two industrial properties located in Northern California and the UK, and $47 million invested in a multifamily property in the Mountain West. The Company had a weighted-average 20% ownership interest in these acquisitions.

• $49 million in Gross Dispositions ($22 million at share):
•Co-Investment Portfolio: Sold $47 million of real estate investments, in which KW's weighted-average ownership was 43%. These asset sales generated cash of $19 million to KW.

Balance Sheet and Liquidity
•Cash and Line of Credit Availability: In Q2-24, the Company paid down its revolving credit facility by $76 million. As of June 30, 2024, Kennedy Wilson had a total of $367 million(1) in cash and cash equivalents and $172 million drawn on its $500 million revolving credit facility.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective interest rate of 4.6% per annum and a weighted average maturity of 5.0 years as of June 30, 2024. Approximately 98% of the Company's debt is either fixed or hedged with interest rate hedges.
•Interest Rate Hedging Strategy: The Company hedges its floating rate exposure through the use of interest rate caps and swaps. The Company's interest rate hedges have a weighted average maturity of 1.2 years. The Company received $11 million of cash from its interest rate derivatives in Q2-24, which is not reflected as an offset to interest expense. Since 2022, the Company has received $63 million from its interest rate hedges.
•Foreign Currency Hedging Strategy: Kennedy Wilson hedges its exposure to foreign currency fluctuations by borrowing in the currency in which it invests and using foreign currency hedging instruments. As of June 30, 2024, the Company has hedged approximately 97% of the carrying value of its foreign currency investments, using local currency debt and hedging instruments with a weighted average term of 2.2 years.
•Share Repurchases: The Company repurchased 1.7 million shares, or approximately 1.2% of its outstanding common shares, in 2024 (through July 31, 2024) at a weighted average price of $8.70, including 0.6 million shares repurchased in Q2-24 at a weighted average price of $8.60. As of the end of Q2-24, the Company has approximately $110 million remaining on its $500 million share repurchase authorization.

Subsequent Events
The Company sold its only remaining wholly-owned investment in Spain (a 337,000 square foot retail property) for $71 million, resulting in $35 million of cash to KW. The sale increases cash received from our asset sales in 2024 to $330 million (excluding closing costs).
The Company completed the refinancing of its residential construction loan on Coopers Cross residential, which is comprised of 471 newly constructed multifamily units in Dublin Ireland, which was maturing in 2027. The interest rate decreased from a contractual rate of 8.3% (effective rate of 6.2%) to 4.5% fixed. Coopers Cross is held in a 50/50 joint-venture with a major financial institution. The loan amount is $148 million (KW share is 50%).
________________________________________________________________________________________
Footnotes
(1) Represents consolidated cash and includes $104 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and

Related Covenants" for more detail on KWE Notes in the Company's quarterly report). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $485 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, August 8. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 5795146.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=zkcxis32. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE: KW) is a leading real estate investment company with over $27 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, our relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $50 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within our high-quality, core real estate portfolio and through our investment management platform, where we target opportunistic equity and debt investments alongside our partners. For further information, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$366.5	$313.7
Accounts receivable, net	41.4	57.3
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $938.5 and $957.8)	4,605.0	4,837.3
Unconsolidated investments (including $1,914.0 and $1,927.0 at fair value)	2,056.0	2,069.1
Other assets, net	178.1	187.5
Loan purchases and originations, net	248.3	247.2
Total assets	$7,495.3	$7,712.1

Liabilities
Accounts payable	$12.1	$17.9
Accrued expenses and other liabilities (including $237.1 and $234.4 of deferred tax liabilities)	551.3	597.8
Mortgage debt	2,756.3	2,840.9
KW unsecured debt	1,957.4	1,934.3
KWE unsecured bonds	507.8	522.8
Total liabilities	5,784.9	5,913.7
Equity
Cumulative perpetual preferred stock	789.9	789.9
Common stock	—	—
Additional paid-in capital	1,700.6	1,718.6
Retained (deficit) earnings	(416.6)	(349.0)
Accumulated other comprehensive loss	(404.4)	(404.4)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,669.5	1,755.1
Noncontrolling interests	40.9	43.3
Total equity	1,710.4	1,798.4
Total liabilities and equity	$7,495.3	$7,712.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Rental	$97.8	$106.6	$195.2	$213.2
Hotel	—	15.5	9.3	26.1
Investment management fees	26.1	19.1	47.4	30.1
Loan	8.0	4.7	16.1	8.4
Other	0.1	0.6	0.4	0.9
Total revenue	132.0	146.5	268.4	278.7

(Loss) income from unconsolidated investments
Principal co-investments	(5.8)	6.3	3.9	22.7
Carried interests	(12.3)	(7.7)	(28.7)	(18.4)
Total (loss) income from unconsolidated investments	(18.1)	(1.4)	(24.8)	4.3

Gain on sale of real estate, net	0.2	89.0	106.6	108.2

Expenses
Rental	37.0	38.7	74.2	75.3
Hotel	—	9.7	7.6	17.6
Compensation and related (including $6.0, $7.3, $11.2, $14.4 of share-based compensation)	31.8	37.0	59.4	67.6
Carried interests compensation	(4.5)	(1.1)	(10.0)	0.5
General and administrative	9.5	8.7	17.8	17.1
Depreciation and amortization	36.4	40.1	75.3	79.5
Total expenses	110.2	133.1	224.3	257.6
Interest expense	(63.8)	(66.0)	(128.5)	(128.3)
Loss on early extinguishment of debt	(0.5)	(1.7)	(0.2)	(1.6)
Other income	0.3	24.3	7.1	21.3
(Loss) income before provision for income taxes	(60.1)	57.6	4.3	25.0
Benefit from (provision for) income taxes	11.8	(10.3)	(14.9)	(6.4)
Net (loss) income	(48.3)	47.3	(10.6)	18.6
Net loss (income) attributable to noncontrolling interests	0.1	0.1	0.2	(4.1)
Preferred dividends	(10.9)	(8.4)	(21.8)	(16.3)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(59.1)	$39.0	$(32.2)	$(1.8)
Basic (loss) earnings per share
(Loss) earnings per share	$(0.43)	$0.28	$(0.23)	$(0.01)
Weighted average shares outstanding	137,588,910	139,389,170	138,142,769	138,674,109
Diluted (loss) earnings share
(Loss) earnings per share	$(0.43)	$0.28	$(0.23)	$(0.01)
Weighted average shares outstanding	137,588,910	139,545,944	138,142,769	138,674,109
Dividends declared per common share	$0.12	$0.24	$0.36	$0.48

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(59.1)	$39.0	$(32.2)	$(1.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	96.5	88.7	191.7	170.2
Loss on early extinguishment of debt	0.5	1.7	0.2	1.6
Depreciation and amortization	36.3	39.7	74.7	78.7
(Benefit from) provision for income taxes	(11.8)	10.3	15.1	6.6
Preferred dividends	10.9	8.4	21.8	16.3
Share-based compensation	6.0	7.3	11.2	14.4
Adjusted EBITDA	$79.3	$195.1	$282.5	$286.0
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(59.1)	$39.0	$(32.2)	$(1.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	36.3	39.7	74.7	78.7
Share-based compensation	6.0	7.3	11.2	14.4
Adjusted Net (Loss) Income	$(16.8)	$86.0	$53.7	$91.3

Weighted average shares outstanding for diluted	137,588,910	139,545,944	138,142,769	138,674,109
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, loss (gain) on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation expense for the Company, and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted Fees to analyze our investment management and business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   "Adjusted Net Income" represents net income (loss) before depreciation and amortization, Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments, share-based compensation, and excluding net income attributable to noncontrolling interests, before depreciation and amortization and preferred dividends. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Baseline EBITDA" represents total consolidated revenues, total consolidated rental and hotel expenses, and KW’s share of net operating income from its unconsolidated investments, excluding share-based compensation and net of non-controlling interest.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. Capitalization ("Cap") rates discussed in this report only include data from income-producing properties. The Company calculates cap rates based on information that is supplied to it during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in the Company's financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future net operating income ("NOI"). Properties for which a cap rate is discussed may not continue to perform at that cap rate.
·  "Carried interests” refers to amounts that are allocated to the Company under Funds and the Co-Investment investments based on the cumulative performance of such venture and are subject to preferred return thresholds of the partners of such venture. In the case of Funds, carried interests represent an allocation relating to the performance of investment management services, whereas in the case of a Co-Investment, carried interests represent returns for the performance of the underlying investments in the Co-Investment investments structures subject to collaborative decision-making.
·  "Carried interests compensation” refers to any carried interests earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company, as approved by the compensation committee of the Company’s board of directors.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.3 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2024, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2024 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures, commingled funds, and debt platform that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental, hotel and loans and other revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties, total loan commitments made through out debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to recent adverse developments affecting regional banks and other financial institutions, and ongoing military conflicts around the world and uncertainty with respect to fluctuating interest rates continue to fuel recessionary fears and create volatility in Kennedy Wilson's business results and operations). Recently, there has also been a lack of liquidity in the capital markets as well as limited transactions which has had an impact on the inputs associated with fair values. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.

·    "Same property" refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Investor Relations	Corporate Headquarters
Daven Bhavsar, CFA	151 S. El Camino Drive
(310) 887-3431	Beverly Hills, CA 90212
dbhavsar@kennedywilson.com	www.kennedywilson.com

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	June 30, 2024	December 31, 2023
Market Data
Common stock price per share	$9.72	$12.38
Common stock and convertible preferred stock
Common stock shares outstanding	137,425,743	138,727,521
Shares of common stock underlying convertible perpetual preferred stock and warrants(1)(2)(3)	37,488,078	37,468,568
Total Common stock outstanding and underlying convertible perpetual preferred stock and warrants	174,913,821	176,196,089

Equity Market Capitalization	$1,700.2	$2,181.3

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,447.0	5,538.8
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	508.9	524.3
Credit Facility	172.1	150.4
Total Kennedy Wilson's share of debt	7,928.0	8,013.5
Total Capitalization	$9,628.2	$10,194.8
Less: Kennedy Wilson's share of cash	(485.4)	(403.0)
Total Enterprise Value	$9,142.8	$9,791.8
(1) Assumes conversion of $300 million of our Series A convertible perpetual preferred stock based on current conversion price of $24.82 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million Series B perpetual preferred stock. The Series B preferred stock is callable by Kennedy Wilson at any time.
(3) Assumes exercise of warrants based on current conversion price of $16.21 per share, which were issued along with $200 million Series C perpetual preferred stock. The Series C preferred stock is callable by Kennedy Wilson at any time.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of June 30, 2024
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of June 30, 2024.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	35,869 units	93.9%	$293.7	21
2a	EU Office	2.5 million consolidated square feet 1.0 million co-investment square feet	94.1%	99.2	22
2b	U.S. Office	0.8 million consolidated square feet 4.4 million co-investment square feet	87.1%	30.0
3	Industrial	11.5 million co-investment square feet	97.8%	17.4	23
4	Loan Investments	115 loan investments KW Loan balance of $271.2 million	N/A	24.7	24
5	Retail	2.9 million square feet	92.8%	19.8	25
	Total Estimated Annual NOI			$484.8

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(3)(4)	Est. Annual NOI at stabilization: $58-$63 million	15.9%	$1,182.6	26
7	Development Projects(3)(4)	Est. Annual NOI at stabilization: $14 million	N/A	357.6	27
8	Residential and other(3)	12 investments	N/A	237.0	25
	Total KW Gross Asset Value			$1,777.2

Investment Management			Fee-Bearing Capital	Total
9	Investment management - Base Fees	Asset management and origination fees (T-12)(5)	$8,700	$79.7	31
10	Investment management - Carried Interests A/R	Accrued carried interests receivable		$35.3

Net Debt, Hedging and KW Share Count				Total
11	KW Share of Debt	Secured and Unsecured Debt		$7,928.0
12	KW Share of Cash	Cash		(485.4)
	Total Net Debt			$7,442.6	29

13	KW Share of Interest Rate and Currency Hedging Contracts(6)	Corporate and Property Level		$33.3

	Total Common stock outstanding and underlying convertible preferred stock			174,913,821	16
(1) Based on weighted average ownership figures held by KW.
(2) Includes 10,825 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $289.9 million as of June 30, 2024.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of June 30, 2024. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV - share of debt)
Lease-up - Multifamily and Commercial	$1,182.6	$384.8	$797.8
Development - Multifamily and Commercial	357.6	90.3	267.3
Residential and other	237.0	20.1	216.9
Lease-up, Development, and Non-income Producing Assets	$1,777.2	$495.2	$1,282.0
(4) Includes $113.3 million of gross asset value related to development that the Company owns through its investment Vintage Housing Holdings as of June 30, 2024.
(5) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $17.3 million included within net Other Assets and $16.0 million within Unconsolidated investments on the Company's Consolidated Balance Sheet .

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of June 30, 2024
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of June 30, 2024, of which 53% is derived from consolidated assets.

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$52.8	$27.7	$22.9	$98.5	$—	$—	$40.2	$—	$—	$242.1
Multifamily - Affordable	31.6	5.6	3.4	11.0	—	—	—	—	—	51.6
Office	2.9	15.8	8.8	2.5	—	57.9	34.3	7.0	—	129.2
Industrial	—	—	1.8	1.5	—	12.4	1.4	—	0.3	17.4
Retail	—	0.8	—	0.8	—	7.1	5.2	—	5.9	19.8
Loans	0.8	6.7	4.4	3.1	8.4	1.3	—	—	—	24.7
Total Estimated Annual NOI	$88.1	$56.6	$41.3	$117.4	$8.4	$78.7	$81.1	$7.0	$6.2	$484.8

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of June 30, 2024
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Loan Investments	KW Share of Est. Annual NOI	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	Ownership(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,470	4.6	—	$258.0	$—	$4,688.5	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	21,279	1.0	—	165.2	1.2	3,053.5	49%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	5,120	17.5	115	61.6	7.5	952.3	9%
Co-investment Portfolio			26,399	18.5	115	$226.8	$8.7	$4,005.8	22%

Total Stabilized Portfolio			35,869	23.1	115	$484.8	$8.7	$8,694.3	38%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of June 30, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units (5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Average Rent(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	48	5,952	4,478	2,713	13,143	93.2%	93.2%	94.2%	93.4%	$1,632	$109.5
Pacific Northwest	55	1,544	4,349	6,562	12,455	94.6	94.9	94.6	94.8	2,077	84.4
Southern California	13	846	2,108	874	3,828	92.5	94.0	89.9	93.2	2,280	33.3
Northern California	9	1,128	1,357	676	3,161	94.8	93.8	97.2	94.4	2,160	26.3
Total Western U.S.	125	9,470	12,292	10,825	32,587	93.8%	93.8%	94.3%	93.9%	$1,866	$253.5
Ireland(4)	12	—	3,282	—	3,282	94.4	94.4	—	94.4	2,653	40.2
Total Stabilized	137	9,470	15,574	10,825	35,869	93.9%	93.9%	94.3%	94.0%	$1,948	$293.7

Lease-up Assets	4	512	232	—	744	See Page 26 for more information
Development Projects	11	210	288	1,469	1,967	See Page 27 for more information
Total	15	722	520	1,469	2,711

Total Multifamily	152	10,192	16,094	12,294	38,580
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,434 per month, including $1,281, $1,459, $1,718, and $1,443 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 619 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.07 USD, and £1.00 = $1.26 USD related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of June 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Pacific Northwest	2	—	0.6	0.6	98.0%	98.8%	$30.1	$2.9
Southern California(2)	6	0.5	0.9	1.4	79.6	86.1	49.2	15.8
Northern California	5	0.3	1.2	1.5	86.3	85.3	36.5	8.8
Mountain West	5	—	1.7	1.7	87.4	87.7	20.5	2.5
Total Western U.S.	18	0.8	4.4	5.2	86.1%	87.1%	$39.8	$30.0
United Kingdom(3)	9	1.3	0.5	1.8	88.9	91.6	43.7	57.9
Ireland(3)(4)	9	0.6	0.5	1.1	95.3	94.6	47.9	34.3
Italy(3)	6	0.6	—	0.6	100.0	100.0	13.4	7.0
Total Europe(3)	24	2.5	1.0	3.5	92.7%	94.1%	$38.4	$99.2

Total Stabilized	42	3.3	5.4	8.7	88.8%	91.9%	$38.8	$129.2

Lease-up Assets	9	0.9	1.1	2.0	See page 26 for more information
Development Projects	2	0.1	—	0.1	See page 27 for more information
Total	11	1.0	1.1	2.1

Total Office	53	4.3	6.5	10.8
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.07 USD, and £1.00 = $1.26 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of June 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	4	0.9	100.0	100.0	$11.3	$1.5
Northern California	3	1.6	100.0	100.0	6.0	1.8
Total Western U.S.	7	2.5	100.0%	100.0%	$7.6	$3.3
United Kingdom(2)	75	8.0	95.9	97.5	9.3	12.4
Ireland(2)	21	0.8	92.0	93.0	9.7	1.4
Spain(2)	3	0.2	100.0	100.0	5.4	0.3
Total Europe(2)	99	9.0	95.7%	97.2%	$9.3	$14.1

Total Stabilized	106	11.5	96.6%	97.8%	$8.9	$17.4

Lease-up Assets	6	0.8	See page 26 for more information
Development Projects	5	TBD	See page 27 for more information
Total	11	0.8

Total Industrial	117	12.3
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.07 USD, and £1.00 = $1.26 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Loan Investment Portfolio
As of June 30, 2024
(Unaudited)

Loan Investment	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Southern California	21	9.3%	$71.8	$6.7
Northern California	17	8.9%	49.9	4.4
Mountain West	19	8.9%	34.6	3.1
Pacific Northwest	8	3.1%	24.0	0.8
Other U.S.	46	10.7%	79.0	8.4
Total U.S.	111	9.0%	$259.3	$23.4
United Kingdom(1)	4	10.9%	11.9	1.3
Total Loan Investment	115	9.1%	$271.2	$24.7
(1) Estimated foreign exchange rate is £1.00 = $1.26 USD related to Loan Balance and Annual Interest Income.

Q2-24 Loan Originations
# of Loans	11
Gross Origination Commitment	$949.1
KW Share of Commitment (2.5%)	$23.7
KW Origination Fee	$9.5

Q2-24 Fundings and Repayments	Investment Level	KW Share
Loan Fundings	$301.2	$12.9
Repayments	$248.2	$12.4

Kennedy-Wilson Holdings, Inc.
Other Investments
As of June 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	3	—	0.9	0.9	92.4	86.5	$62.6	$0.8
Mountain West	1	—	0.5	0.5	91.1	91.1	19.1	0.8
Total Western U.S.	4	—	1.4	1.4	91.2%	90.3%	$25.9	$1.6
United Kingdom(2)	5	0.9	0.1	1.0	93.8	96.5	14.5	7.1
Ireland(2)	1	0.2	—	0.2	77.5	77.5	47.2	5.2
Spain(2)	1	0.3	—	0.3	93.9	93.9	21.6	5.9
Total Europe(2)	7	1.4	0.1	1.5	92.1%	93.0%	$20.6	$18.2

Total Retail	11	1.4	1.5	2.9	91.8%	92.8%	$20.8	$19.8
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.07 USD, and £1.00 = $1.26 USD related to NOI.

Hotel	# of Assets	Hotel Rooms
Hawaii (currently in lease-up)	1	150	See page 27 for more information
Total Hotel	1	150

Residential and Other	# of Investments	Total Acres	KW Gross Asset Value
Southern California	1	527	$13.8
Hawaii	1	542	145.3
Total Western U.S.	2	1,069	$159.1
United Kingdom	1	—	7.5
Total Residential	3	1,069	$166.6

Other Investments	9	—	$70.4
Total Residential and Other	12	1,069	$237.0

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of June 30, 2024
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Hotel Rooms	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2024
Anacapa Canyon	Southern California	Multifamily	100%	1	—	310	—	47%	$6.9	$12.6	$108.0
38° North Phase II	Northern California	Multifamily	100%	1	—	172	—	62%	4.1	0.6	71.6
38° North Phase III	Northern California	Multifamily	100%	1	—	30	—	13	0.8	1.1	11.2
	2024 Subtotal			3	—	512	—	50%	$11.8	$14.3	$190.8
2025
Coopers Cross	Ireland(2)	Office	50%	1	395,000	—	—	—	$11.4	$3.7	$160.3
90 East Buildings C and D	Pacific Northwest	Office	100%	1	410,000	—	—	—	7.4	11.1	112.6
The Cornerstone	Ireland(2)	Multifamily	50%	1	20,000	232	—	18	3.3	1.9	67.6
Hamilton Landing H4 & H7	Northern California	Office	100%	1	118,000	—	—	34	2.8	5.9	35.9
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	—	2.3	—	36.6
The Heights Building 4	United Kingdom(2)	Office	51%	1	78,000	—	—	40	1.8	—	24.5
	2025 Subtotal			6	1,075,000	232	—	9%	$29.0	$22.6	$437.5
2026
Kona Village	Hawaii	Hotel	50%	1	—	—	150	—%	$17-$22	$—	$369.3
	2026 Subtotal			1	—	—	150	—%	$17-$22	$—	$369.3

	Total Lease-Up			10	1,075,000	744	150	20%	$58-$63	$36.9	$997.6
Note: The table above excludes minority-held investments, and three wholly-owned assets where the scope is still being explored, totaling 1.7 million commercial sq. ft. and KW Gross Asset Value of $185.0 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process net of existing tenant improvement reserves, as applicable, as of June 30, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.07 USD, and £1.00 = $1.26 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects
As of June 30, 2024
(Unaudited)
(Dollars in millions)
Market Rate - Development Projects
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are at Kennedy Wilson's share.

					If Completed						Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
Two10	Pacific Northwest	Multifamily	Under Construction	90%	2024	2025	210	3	63	5%	59	4
Cloudveil	Mountain West	Multifamily	Under Construction	60%	2025	2026	288	3	44	7%	6	38
Gateway @ The Oaks	So. California	Multifamily	In Planning	100%	TBD	TBD	TBD	TBD	TBD	TBD	12	TBD
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	TBD	TBD	TBD	TBD	21	TBD
							498	$6	$107	6%	$98	$42
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored, totaling KW Gross Asset Value of $146 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $10 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Development Projects
As of June 30, 2024
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Spanish Springs	Mountain West	Under Construction	2024	2025	257	0.3	0.9	—	—
Washington Station	Mountain West	Under Construction	2025	2025	205	0.6	0.7	—	—
Redfield	Mountain West	Under Construction	2025	2025	223	1.7	0.9	—	—
Beacon Hill	Pacific Northwest	Under Construction	2025	2026	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2025	2026	376	0.5	2.3	0.5	—
Folsom	Northern California	In Planning	2026	2026	136	4.0	0.6	4.0	—
					1,469	$10.1	$7.1	$6.8
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of June 30, 2024
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share			Unconsolidated @ KW Share
Maturity (5)	Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt(3)	Unconsolidated Secured	Vintage Housing		KW Share
2024	$58.6	$—	$—	$115.2	$7.2		$181.0
2025	172.1	508.9	172.1	379.1	23.0	(6)	1,255.2
2026	652.1	—	—	429.0	30.0		1,111.1
2027	347.5	—	—	408.8	5.7		762.0
2028	338.8	—	—	157.1	17.8		513.7
2029	232.7	—	600.0	358.3	18.6		1,209.6
2030	197.5	—	600.0	18.7	27.8		844.0
2031	517.8	—	600.0	106.6	6.8		1,231.2
2032	40.1	—	—	68.7	6.7		115.5
2033	77.8	—	—	52.6	68.5		198.9
Thereafter	57.2	—	—	1.4	447.2		505.8
Total	$2,692.2	$508.9	$1,972.1	$2,095.5	$659.3		$7,928.0

Cash	(128.3)	(93.8)	(137.8)	(79.9)	(45.6)		(485.4)
Net Debt	$2,563.9	$415.1	$1,834.3	$2,015.6	$613.7		$7,442.6

Effective Interest Rate(4)	4.5%	3.3%	4.8%	4.7%	4.7%		4.6%
Years to Maturity(5)	4.4	1.4	5.3	3.3	14.6		5.0

(1) Excludes $77.6 million of secured consolidated debt related to noncontrolling interests, $12.2 million of unamortized loan fees and unamortized net premium of $1.3 million, as of June 30, 2024.
(2) Excludes $0.4 million of unamortized loan fees and unamortized net discount of $0.7 million, as of June 30, 2024.
(3) Excludes $17.6 million of unamortized loan fees and unamortized net discount of $2.9 million, as of June 30, 2024.
(4) Includes the effect of interest rate hedges and excludes prepaid loan costs.
(5) Reflects maturity dates (including extension options, available at the Company’s option and subject to certain conditions precedent).
(6) $16.2 million of Vintage Housing maturities in 2025 are expected to be paid off using tax credit equity.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of June 30, 2024
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Hedges	Floating without Interest Hedges	Total KW Share of Debt
Secured Investment Level Debt	$3,487.5	$1,795.1	$164.4	$5,447.0
Kennedy Wilson Europe Unsecured Bonds	508.9	—	—	508.9
KW Unsecured Debt	1,800.0	172.1	—	1,972.1
Total	$5,796.4	$1,967.2	$164.4	$7,928.0
% of Total Debt	73%	25%	2%	100%

	KW Share of Secured Investment Debt
	Multifamily	Office	Industrial	Retail	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$1,050.4	$48.0	$—	$3.3	$—	$—	$1,101.7	20%
Southern California	341.9	133.1	—	4.3	—	—	479.3	9%
Northern California	410.2	85.8	9.6	—	—	—	505.6	9%
Mountain West	1,320.2	20.9	19.5	5.6	—	—	1,366.2	25%
Hawaii	—	—	—	—	125.0	20.1	145.1	3%
Total Western US	$3,122.7	$287.8	$29.1	$13.2	$125.0	$20.1	$3,597.9	66%

United Kingdom	$—	$519.3	$177.8	$—	$—	$—	$697.1	13%
Ireland	582.1	467.4	11.8	48.9	—	—	1,110.2	20%
Spain	—	—	5.4	36.4	—	—	41.8	1%
Total Europe	$582.1	$986.7	$195.0	$85.3	$—	$—	$1,849.1	34%

Total	$3,704.8	$1,274.5	$224.1	$98.5	$125.0	$20.1	$5,447.0	100%
% of Total Debt	69%	23%	4%	2%	2%	—%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $27 billion in Real Estate AUM(1) as of June 30, 2024.

Adjusted Fees
	Q2		YTD
Fee Description	2024	2023	2024	2023
Investment Management — Base	$16.2	$11.8	$30.6	$22.9
Investment Management — Loan Origination/Acquisition/Disposition	10.1	7.3	17.2	7.3
Total - Investment Management — Base and Transaction	26.3	19.1	47.8	30.2

Investment Management — Carried Interests:
Unrealized(2)	(12.3)	(7.6)	(28.7)	(18.3)

Property Services	0.1	0.6	0.4	0.9
Total Adjusted Fees(3)	$14.1	$12.1	$19.5	$12.8
(1) As defined in "Common Definitions" section of the earnings release.
(2) KW had accrued net carried interests receivable of $35.3 million as of June 30, 2024.
(3) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended June 30,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.3%	92.4%	2.1%	$32.6	$31.7	2.9%	$10.4	$9.7	6.8%	$22.2	$21.9	1.1%
Pacific Northwest	4,195	94.2	92.8	1.4%	19.0	18.2	4.2	6.7	6.4	4.5	12.3	11.8	4.0
Southern California	1,898	94.1	93.0	1.2%	9.6	9.3	3.6	3.5	3.3	4.1	6.1	5.9	3.4
Northern California	1,670	92.7	90.3	2.7	8.9	8.5	4.8	3.5	3.5	1.0	5.4	5.1	7.4
Western U.S.	15,515	94.1%	92.3%	1.9%	$70.1	$67.7	3.6%	$24.1	$22.9	4.9%	$46.0	$44.7	2.9%
Ireland	2,488	98.2	98.8	(0.7)	9.1	9.0	1.8	2.1	2.0	1.0	7.0	6.9	2.0
Market Rate Total	18,003	94.5%	92.9%	1.7%	$79.2	$76.7	3.4%	$26.2	$24.9	4.6%	$53.0	$51.6	2.8%

Affordable Portfolio
Region:
Pacific Northwest	5,977	94.4%	96.7%	(2.4)%	$10.8	$10.5	3.5%	$3.9	$3.6	8.6%	$7.0	$6.9	0.9%
Mountain West	1,800	95.8	95.5	0.3	2.7	2.6	6.6	0.9	0.8	9.9	1.8	1.7	5.0
Southern California	704	96.3	98.1	(1.7)	1.6	1.5	6.6	0.4	0.4	5.0	1.2	1.1	7.2
Northern California	676	97.2	97.6	(0.5)	1.3	1.2	9.8	0.4	0.4	6.7	0.9	0.8	11.5
Affordable Total	9,157	95.0%	96.7%	(1.7)%	$16.4	$15.8	4.8%	$5.6	$5.2	8.4%	$10.9	$10.5	3.0%

Total	27,160	94.6%	93.8%	0.8%	$95.6	$92.5	3.6%	$31.8	$30.1	5.2%	$63.9	$62.1	2.8%

Total Same Property Units	27,160
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	3,589
Minority-held units	5,120
Total Stabilized Units	35,869
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Six Months Ended June 30,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.2%	92.8%	1.6%	$65.0	$63.3	2.6%	$20.5	$20.5	5.4%	$44.4	$43.8	1.4%
Pacific Northwest	4,195	93.9	93.3	0.6%	37.8	36.3	4.0	13.4	13.4	5.5	24.4	23.6	3.2
Southern California	1,898	93.9	93.8	0.1%	19.4	18.7	3.8	6.9	6.9	2.7	12.4	11.9	4.4
Northern California	1,670	91.4	90.9	0.5	17.6	16.9	4.3	7.1	7.1	4.1	10.5	10.1	4.5
Western U.S.	15,515	93.8%	92.8%	1.0%	$139.8	$135.2	3.4%	$47.9	$47.9	4.8%	$91.7	$89.4	2.6%
Ireland	2,488	98.2	99.0	(0.8)	18.2	17.9	1.7	4.1	4.1	(0.1)	14.0	13.7	2.2
Market Rate Total	18,003	94.2%	93.4%	0.9%	$158.0	$153.1	3.2%	$52.0	$52.0	4.4%	$105.7	$103.1	2.6%

Affordable Portfolio
Region:
Pacific Northwest	5,977	95.7%	96.4%	(0.7)%	$21.4	$20.8	3.1%	$7.9	$7.1	10.9%	$13.5	$13.7	(1.0)%
Mountain West	1,800	95.8	94.1	1.8	5.5	5.2	6.1	1.8	1.7	6.9	3.6	3.4	5.7
Southern California	704	97.4	98.2	(0.8)	3.1	2.9	5.0	0.8	0.8	7.9	2.3	2.2	4.0
Northern California	676	97.8	98.5	(0.7)	2.6	2.3	10.6	0.9	0.8	10.8	1.7	1.5	10.5
Affordable Total	9,157	96.1%	96.4%	(0.3)%	$32.6	$31.2	4.3%	$11.4	$10.4	10.0%	$21.1	$20.8	1.5%

Total	27,160	94.7%	94.3%	0.6%	$190.6	$184.3	3.4%	$63.4	$62.4	5.4%	$126.8	$123.9	2.4%

Total Same Property Units	27,160
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	3,589
Minority-held units	5,120
Total Stabilized Units	35,869
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis -
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended June 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.2%	90.2%	—%	$2.9	$2.8	2.6%	$1.0	$1.0	0.1%	$1.8	$1.8	4.0%
Northern California(2)	0.3	84.8	82.9	2.3	2.7	1.7	57.3	1.2	1.2	(1.9)	1.5	0.5	205.2
Western U.S.	0.5	86.7%	85.5%	1.4%	5.6	4.5	23.2%	2.2	2.2	(1.0)%	3.3	2.3	47.5%
United Kingdom	1.8	92.5	92.1	0.4	13.7	13.5	0.9	1.0	1.0	2.9	12.6	12.6	0.7
Ireland	1.0	94.6	94.4	0.2	7.8	7.7	1.1	0.3	0.3	0.3	7.5	7.5	1.1
Italy(3)	0.6	100.0	100.0	—	1.8	1.7	8.9	0.2	0.4	(40.9)	1.6	1.3	22.9
Europe	3.4	94.6%	94.3%	0.3%	23.3	22.9	1.5%	1.5	1.7	(7.5)%	21.7	21.4	2.2%

Total	3.9	93.5%	93.1%	0.4%	$28.9	$27.4	5.1%	$3.7	$3.9	(3.7)%	$25.0	$23.7	6.5%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Northern California results were driven by elevated allowance for bad debt of $0.7 million in Q2-23, related to a tenant that vacated during the quarter, as well as comparative occupancy growth in Q2-24.
(3) Italy results were driven by elevated leasing costs incurred in Q2-23 totaling $0.2 million, related to tenant renewals which were completed in January 2024.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Six Months Ended June 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.3%	90.0%	0.4%	$5.6	$5.6	0.9%	$2.2	$2.2	0.5%	$3.5	$3.4	1.1%
Northern California(2)	0.3	84.8	85.7	(1.1)	5.3	4.4	21.0	2.5	2.3	7.6	2.8	2.1	35.9
Western U.S.	0.5	86.8%	87.2%	(0.5)%	10.9	10.0	9.7%	4.7	4.5	4.2%	6.3	5.5	14.2%
United Kingdom	1.8	92.4	92.2	0.1	27.2	27.0	0.8	2.2	1.9	17.7	25.0	25.1	(0.5)
Ireland	1.0	94.6	94.4	0.2	15.6	15.4	1.4	0.5	0.5	(4.8)	15.1	14.8	1.7
Italy(3)	0.6	100.0	100.0	—	3.8	3.5	9.2	0.4	0.6	(32.0)	3.4	2.9	18.1
Europe	3.4	94.5%	94.4%	0.1%	46.6	45.9	1.6%	3.1	3.0	3.5%	43.5	42.8	1.5%

Total	3.9	93.4%	93.4%	—%	$57.5	$55.9	3.1%	$7.8	$7.5	3.9%	$49.8	$48.3	2.9%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Northern California results were driven by elevated allowance for bad debt of $0.5 million in YTD-23, related to a tenant that vacated during the quarter.
(3) Italy results were driven by elevated leasing costs incurred in YTD-23 totaling $0.2 million, related to tenant renewals which were completed in January 2024.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Three Months Ended June 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.2%	90.2%	—%	$2.9	$2.5	15.3%	$1.0	$1.0	0.1%	$1.9	$1.5	26.0%
Northern California	0.3	84.8	82.9	2.3	2.6	2.2	19.6	1.2	1.2	(1.9)	1.5	1.0	45.7
Western U.S.	0.5	86.7%	85.5%	1.4%	5.5	4.7	17.3%	2.2	2.2	(1.0)%	3.4	2.5	34.0%
United Kingdom	1.8	92.5	92.1	0.4	13.6	13.2	2.6	1.0	1.0	2.9	12.6	12.3	2.6
Ireland	1.0	94.6	94.4	0.2	8.3	6.6	25.7	0.3	0.3	0.3	8.0	6.3	26.7
Italy(2)	0.6	100.0	100.0	—	1.8	1.7	8.9	0.2	0.4	(40.9)	1.6	1.3	22.9
Europe	3.4	94.6%	94.3%	0.3%	23.7	21.5	10.1%	1.5	1.7	(7.5)%	22.2	19.9	11.6%

Total	3.9	93.5%	93.1%	0.4%	$29.2	$26.2	11.4%	$3.7	$3.9	(3.7)%	$25.6	$22.4	14.1%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Italy results were driven by elevated leasing costs incurred in Q2-23 totaling $0.2 million, related to tenant renewals which were completed in January 2024

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Six Months Ended June 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.3	90.0	0.4	5.3	5.1	4.8	2.2	2.2	0.5	3.2	2.9	8.0
Northern California	0.3	84.8	85.7	(1.1)	5.2	4.6	13.1	2.5	2.3	7.6	2.7	2.3	18.7
Western U.S.	0.5	86.8%	87.2%	(0.5)%	10.5	9.7	8.8%	4.7	4.5	4.2%	5.9	5.2	12.7%
United Kingdom	1.8	92.4	92.2	0.1	27.2	25.8	5.5	2.2	1.9	17.7	25.0	23.9	4.6
Ireland	1.0	94.6	94.4	0.2	16.5	13.1	25.9	0.5	0.5	(4.8)	16.0	12.6	27.2
Italy(2)	0.6	100.0	100.0	—	3.8	3.5	9.2	0.4	0.6	(32.0)	3.4	2.9	18.1
Europe	3.4	94.5%	94.4%	0.1%	47.5	42.4	12.1%	3.1	3.0	3.5%	44.4	39.4	12.8%

Total	3.9	93.4%	93.4%	—%	$58.0	$52.1	11.5%	$7.8	$7.5	3.9%	$50.3	$44.6	12.8%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Italy results were driven by elevated leasing costs incurred in YTD-23 totaling $0.2 million, related to tenant renewals which were completed in January 2024.

Kennedy-Wilson Holdings, Inc.
Real Estate Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and six months ended June 30, 2024. For information on loan investment activity, please see page 24.

	100%		Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)	KW Ownership(3)
Q2-24
Western U.S.	$118.3	6.5%	$35.3	6.6%	29.8%
Europe	116.7	5.3%	17.7	5.3%	15.2%
Total	$235.0	5.9%	$53.0	6.3%	22.6%

YTD
Western U.S.	$212.5	6.2%	$42.5	6.5%	20.0%
Europe	116.7	5.3%	17.7	5.3%	15.2%
Total	$329.2	5.9%	$60.2	6.2%	18.3%

	100%		Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Real Estate Pro-Rata Sale Price	Cap Rate(2)	KW Ownership(3)
Q2-24
Western U.S.	$46.8	5.0%	$20.0	3.9%	42.7%
Europe	2.2	11.6%	2.2	11.6%	100.0%
Total	$49.0	5.8%	$22.2	6.9%	45.3%

YTD
Western U.S.	$132.4	7.3%	$95.0	7.7%	71.8%
Europe	271.7	8.4%	271.7	8.4%	100.0%
Total	$404.1	8.2%	$366.7	8.3%	90.7%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q2-24, there were $6.7 million acquisitions and $30.3 million of dispositions of non-income producing real estate assets. For YTD-24, there were $10.8 million of acquisitions and $58.3 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q2-24, there were $6.7 million acquisitions and $16.7 million of dispositions of non-income producing real estate assets. For YTD-24, there were $9.2 million of acquisitions and $33.9 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations
(3) Kennedy Wilson's ownership is shown on a weighted average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited, Dollars in millions)

	Three Months Ended June 30, 2024
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$97.8	$—	$—	$97.8
Hotel	—	—	—	—
Investment management fees	—	26.1	—	26.1
Property services fees	—	—	0.1	0.1
Loans and other	—	8.0	—	8.0
Total revenue	97.8	34.1	0.1	132.0

Loss from unconsolidated investments
Principal co-investments	—	(5.8)	—	(5.8)
Carried interests	—	(12.3)	—	(12.3)
Loss from unconsolidated investments	—	(18.1)	—	(18.1)

Gain on sale of real estate, net	0.2	—	—	0.2
Expenses
Rental	37.0	—	—	37.0
Hotel	—	—	—	—
Compensation and related (including $6.0 of share-based compensation)	7.8	14.0	10.0	31.8
Carried interests compensation	—	(4.5)	—	(4.5)
General and administrative	3.3	4.5	1.7	9.5
Depreciation and amortization	36.4	—	—	36.4
Total expenses	84.5	14.0	11.7	110.2
Interest expense	(39.4)	—	(24.4)	(63.8)
Loss on early extinguishment of debt	(0.5)	—	—	(0.5)
Other (loss) income	0.3	(3.0)	3.0	0.3
Loss before benefit from income taxes	(26.1)	(1.0)	(33.0)	(60.1)
Benefit from income taxes	(2.2)	—	14.0	11.8
Net loss	(28.3)	(1.0)	(19.0)	(48.3)
Net income attributable to noncontrolling interests	0.1	—	—	0.1
Preferred dividends	—	—	(10.9)	(10.9)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(28.2)	$(1.0)	$(29.9)	$(59.1)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$38.9	$33.2	$24.4	$96.5
Loss on early extinguishment of debt	0.5	—	—	0.5
Depreciation and amortization	35.2	1.1	—	36.3
Benefit from income taxes	2.2	—	(14.0)	(11.8)
Share-based compensation	—	—	6.0	6.0
Preferred Dividends	—	—	10.9	10.9
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$48.4	$33.5	$(2.6)	$79.3

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Six Months Ended June 30, 2024
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$195.2	$—	$—	$195.2
Hotel	9.3	—	—	9.3
Investment management fees	—	47.4	—	47.4
Property services fees	—	—	0.4	0.4
Loans and other	—	16.1	—	16.1
Total revenue	204.5	63.5	0.4	268.4

Loss from unconsolidated investments
Principal co-investments	—	3.9	—	3.9
Carried interests	—	(28.7)	—	(28.7)
Loss from unconsolidated investments	—	(24.8)	—	(24.8)

Gain on sale of real estate, net	106.6	—	—	106.6
Expenses
Rental	74.2	—	—	74.2
Hotel	7.6	—	—	7.6
Compensation and related (including $11.2 of share-based compensation)	17.5	22.1	19.8	59.4
Carried interests compensation	—	(10.0)	—	(10.0)
General and administrative	7.1	7.4	3.3	17.8
Depreciation and amortization	75.3	—	—	75.3
Total expenses	181.7	19.5	23.1	224.3
Interest expense	(79.3)	—	(49.2)	(128.5)
Loss on early extinguishment of debt	(0.2)	—	—	(0.2)
Other income	3.0	(8.5)	12.6	7.1
Income (loss) before (provision for) benefit from income taxes	52.9	10.7	(59.3)	4.3
(Provision for) benefit from income taxes	(14.4)	—	(0.5)	(14.9)
Net income (loss)	38.5	10.7	(59.8)	(10.6)
Net income attributable to noncontrolling interests	0.2	—	—	0.2
Preferred dividends	—	—	(21.8)	(21.8)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$38.7	$10.7	$(81.6)	$(32.2)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$78.2	$64.3	$49.2	$191.7
Loss on early extinguishment of debt	0.2	—	—	0.2
Depreciation and amortization	72.7	2.0	—	74.7
Provision for (benefit from) income taxes	14.4	0.2	0.5	15.1
Share-based compensation	—	—	11.2	11.2
Preferred dividends	—	—	21.8	21.8
Fees eliminated in consolidation	(0.4)	0.4	—	—
Adjusted EBITDA	$203.8	$77.6	$1.1	$282.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Three Months Ended June 30, 2023
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$106.6	$—	$—	$106.6
Hotel	15.5	—	—	15.5
Investment management fees	—	19.1	—	19.1
Property services fees	—	—	0.6	0.6
Loans and other	—	4.7	—	4.7
Total revenue	122.1	23.8	0.6	146.5

Income (loss) from unconsolidated investments
Principal co-investments	—	6.3	—	6.3
Carried interests	—	(7.7)	—	(7.7)
Income from unconsolidated investments	—	(1.4)	—	(1.4)

Gain on sale of real estate, net	89.0	—	—	89.0
Expenses
Rental	38.7	—	—	38.7
Hotel	9.7	—	—	9.7
Compensation and related (includes $7.3 of share-based compensation)	13.4	10.1	13.5	37.0
Carried interests compensation	—	(1.1)	—	(1.1)
General and administrative	4.3	2.5	1.9	8.7
Depreciation and amortization	40.1	—	—	40.1
Total expenses	106.2	11.5	15.4	133.1
Interest expense	(41.0)	—	(25.0)	(66.0)
Loss on early extinguishment of debt	(1.7)	—	—	(1.7)
Other income	13.0	—	11.3	24.3
Income (loss) before provision for income taxes	75.2	10.9	(28.5)	57.6
Provision for income taxes	(6.2)	—	(4.1)	(10.3)
Net income (loss)	69.0	10.9	(32.6)	47.3
Net loss attributable to noncontrolling interests	0.1	—	—	0.1
Preferred dividends	—	—	(8.4)	(8.4)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$69.1	$10.9	$(41.0)	$39.0

Add back (less) (Kennedy Wilson's Share):
Interest expense	$40.4	$23.3	$25.0	$88.7
Loss on early extinguishment of debt	1.7	—	—	1.7
Depreciation and amortization	38.9	0.8	—	39.7
Provision for income taxes	6.2	—	4.1	10.3
Share-based compensation	—	—	7.3	7.3
Preferred dividends	—	—	8.4	8.4
Fees eliminated in consolidation	(0.1)	0.1	—	—
Adjusted EBITDA	$156.2	$35.1	$3.8	$195.1

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Six Months Ended June 30, 2023
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$213.2	$—	$—	$213.2
Hotel	26.1	—	—	26.1
Investment management fees	—	30.1	—	30.1
Property services fees	—	—	0.9	0.9
Loans and other	—	8.4	—	8.4
Total revenue	239.3	38.5	0.9	278.7

Income from unconsolidated investments
Principal co-investments	—	22.7	—	22.7
Carried interests	—	(18.4)	—	(18.4)
Income from unconsolidated investments	—	4.3	—	4.3

Gain on sale of real estate, net	108.2	—	—	108.2
Expenses
Rental	75.3	—	—	75.3
Hotel	17.6	—	—	17.6
Compensation and related (including $14.4 of share-based compensation)	23.2	18.5	25.9	67.6
Carried interests compensation	—	0.5	—	0.5
General and administrative	7.9	5.7	3.5	17.1
Depreciation and amortization	79.5	—	—	79.5
Total expenses	203.5	24.7	29.4	257.6
Interest expense	(78.2)	—	(50.1)	(128.3)
Loss on early extinguishment of debt	(1.6)	—	—	(1.6)
Other income	12.0	—	9.3	21.3
Income (loss) before (provision for) benefit from income taxes	76.2	18.1	(69.3)	25.0
(Provision for) benefit from income taxes	(8.0)	—	1.6	(6.4)
Net income (loss)	68.2	18.1	(67.7)	18.6
Net loss attributable to noncontrolling interests	(4.1)	—	—	(4.1)
Preferred dividends	—	—	(16.3)	(16.3)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$64.1	$18.1	$(84.0)	$(1.8)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$77.0	$43.1	$50.1	$170.2
Loss on early extinguishment of debt	1.6	—	—	1.6
Depreciation and amortization	77.1	1.6	—	78.7
Provision for (benefit from) income taxes	8.0	0.2	(1.6)	6.6
Share-based compensation	—	—	14.4	14.4
Preferred dividends	—	—	16.3	16.3
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$227.6	$63.2	$(4.8)	$286.0

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	June 30, 2024		December 31, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(6.6)	$125.5	$(5.5)	$94.8
Accounts receivable, net	(0.4)	69.6	(0.4)	84.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(117.9)	4,575.0	(118.7)	4,619.7
Unconsolidated investments	—	(2,056.0)	—	(2,069.1)
Other assets, net	(5.1)	168.9	(5.2)	142.4
Loan purchases and originations, net	—	12.0	—	12.1
Total assets	$(130.0)	$2,895.0	$(129.8)	$2,884.8

Liabilities
Accounts payable	$(0.3)	$—	$(0.3)	$—
Accrued expenses and other liabilities (including $237.1 and $234.4 of deferred tax liabilities)	(11.0)	140.1	(9.7)	125.0
Mortgage debt	(77.8)	2,754.9	(76.5)	2,759.8
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(89.1)	2,895.0	(86.5)	2,884.8
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(40.9)	—	(43.3)	—
Total equity	(40.9)	—	(43.3)	—
Total liabilities and equity	$(130.0)	$2,895.0	$(129.8)	$2,884.8
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $31.5 million and $49.6 million relating to noncontrolling interests and unconsolidated investments, and $30.1 million and $48.7 million relating to noncontrolling interests and unconsolidated investments, as of June 30, 2024 and December 31, 2023, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Q2 - 2024		Q2 - 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(3.1)	$72.0	$(3.1)	$61.5
Hotel	—	6.4	—	—
Sale of real estate	—	16.7	—	10.5
Investment management and property services fees	0.2	—	0.1	—
Total revenue	(2.9)	95.1	(3.0)	72.0

Total income from unconsolidated investments	—	18.1	—	1.4

Fair value (3)	—	(12.8)	—	(16.2)
Carried interests	—	(12.3)	—	(7.7)
Gain on sale of real estate, net	—	—	—	—

Expenses
Rental	(1.2)	23.6	(1.1)	19.8
Hotel	—	8.3	—	—
Cost of real estate sold	—	15.0	—	5.8
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(1.3)	1.0	(1.3)	0.8
Total expenses	(2.5)	47.9	(2.4)	26.4
Interest expense	0.6	(33.4)	0.6	(23.1)
Other loss	(0.1)	(6.8)	0.1	—
Income before benefit from income taxes	0.1	—	0.1	—
Benefit from income taxes	—	—	—	—
Net income	0.1	—	0.1	—
Net loss attributable to noncontrolling interests	(0.1)	—	(0.1)	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(6.4)	$141.9	$(6.1)	$121.7
Hotel	—	12.6	—	—
Sale of real estate	—	29.8	—	10.5
Investment management and property services fees	0.4	—	0.2	—
Total revenue	(6.0)	184.3	(5.9)	132.2

Total income from unconsolidated investments	—	24.8	—	(4.3)

Fair value (3)	—	(12.0)	—	(14.8)
Carried interests	—	(28.7)	—	(18.4)
Gain on sale of real estate, net	—	—	(4.2)	—

Expenses
Rental	(2.3)	46.5	(2.2)	38.5
Hotel	—	17.3	—	—
Cost of real estate sold	—	26.2	—	5.8
General and administrative	—	—	—	—
Depreciation and amortization	(2.7)	1.9	(2.6)	1.6
Total expenses	(5.0)	91.9	(4.8)	45.9
Interest expense	1.2	(64.5)	1.2	(43.0)
Other income (loss)	—	(11.8)	—	(5.6)
Loss before benefit from income taxes	0.2	0.2	(4.1)	0.2
Provision for income taxes	—	(0.2)	—	(0.2)
Net income	0.2	—	(4.1)	—
Net (loss) income attributable to noncontrolling interests	(0.2)	—	4.1	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$97.8
Rental (Expenses)	(37.0)
Loans and other	8.0
Consolidated NOI	$68.8
Adjustments:
Non-controlling interest	(1.9)
NOI from Unconsolidated investments (KW Share)	46.5
Property-Level NOI - Q2-24 (KW Share)	$113.4

Adjustments
Assets acquired and disposed (net)	0.3
Lease-up and development portfolio	5.1
Assets owned and occupied by Kennedy Wilson	1.3
Amortization of above/below market leases (net)	(0.3)
Straight-line and free rent (net)	2.1
Non-recurring income/expense, FX, and other	(0.7)
Q2-24 Estimated NOI	$121.2
Estimated Annual NOI - June 30, 2024	$484.8

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended,
	June 30,		June 30,
	2024	2023	2024	2023
Interest expense (Kennedy Wilson's Share)
Interest expense	$63.8	$66.0	$128.5	$128.3
Interest expense (attributable to noncontrolling interests)	(0.5)	(0.6)	(1.1)	(1.2)
Kennedy Wilson's share of interest expense included in unconsolidated investments	33.2	23.3	64.3	43.1
Interest expense - (Kennedy Wilson's Share)	$96.5	$88.7	$191.7	$170.2

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$0.5	$1.7	$0.2	$1.6
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$0.5	$1.7	$0.2	$1.6

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$36.4	$40.1	$75.3	$79.5
Depreciation and amortization (attributable to noncontrolling interests)	(1.2)	(1.2)	(2.6)	(2.4)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	0.8	2.0	1.6
Depreciation and amortization (Kennedy Wilson's Share)	$36.3	$39.7	$74.7	$78.7

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	$(11.8)	$10.3	$14.9	$6.4
Provision for income taxes (attributable to noncontrolling interests)	—	—	—	—
Provision for income taxes included in unconsolidated investments	—	—	0.2	0.2
Provision for income taxes (Kennedy Wilson's Share)	$(11.8)	$10.3	$15.1	$6.6

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Q2 - 2024		Q2 - 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Rental Revenues	$97.8	$97.8	$106.6	$106.6
Hotel Revenues	—	—	15.5	15.5
Rental (Expenses)	—	(37.0)	—	(38.7)
Hotel (Expenses)	—	—	—	(9.7)
Consolidated Total	97.8	60.8	122.1	73.7
Less: NCI adjustments (1)	(3.0)	(1.8)	(3.3)	(2.1)
Add: Unconsolidated investment adjustments (2)	49.2	34.6	48.4	34.2
Add: Above/below market rents	(0.5)	(0.5)	(0.4)	(0.4)
Less: Reimbursement of recoverable operating expenses	(7.8)	—	(8.6)	—
Less: Properties bought and sold (3)	0.1	—	(26.5)	(13.6)
Less: Other properties excluded (4)	(10.4)	(4.7)	(11.8)	(6.5)
Other Reconciling Items (5)	(0.9)	0.5	—	0.5
Same Property	$124.5	$88.9	$119.9	$85.8

	Q2 - 2024		Q2 - 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$28.9	$25.0	$27.4	$23.7
Multifamily Market Rate Portfolio - Same Property	79.2	53.0	76.7	51.6
Multifamily Affordable Portfolio - Same Property	16.4	10.9	15.8	10.5
Same Property	$124.5	$88.9	$119.9	$85.8
Straight-line rent adjustments (net)	0.3	0.3	(1.5)	(1.5)
Same Property (Excluding Straight-Line Rents)	$124.8	$89.2	$118.4	$84.3
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Rental Revenues	$195.2	$195.2	$213.2	$213.2
Hotel Revenues	9.3	9.3	26.1	26.1
Rental (Expenses)	—	(74.2)	—	(75.3)
Hotel (Expenses)	—	(7.6)	—	(17.6)
Consolidated Total	204.5	122.7	239.3	146.4
Less: NCI adjustments (1)	(6.1)	(3.8)	(6.4)	(4.1)
Add: Unconsolidated investment adjustments (2)	98.3	68.6	96.1	68.1
Add: Above/below market rents	(0.9)	(0.9)	(0.9)	(0.9)
Less: Reimbursement of recoverable operating expenses	(16.4)	—	(16.1)	—
Less: Properties bought and sold (3)	(10.7)	(2.6)	(49.3)	(25.1)
Less: Other properties excluded (4)	(18.3)	(7.8)	(21.6)	(12.3)
Other Reconciling Items (5)	(2.3)	0.4	(0.9)	0.1
Same Property	$248.1	$176.6	$240.2	$172.2

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$57.5	$49.8	$55.9	$48.3
Multifamily Market Rate Portfolio - Same Property	158.0	105.7	153.1	103.1
Multifamily Affordable Portfolio - Same Property	32.6	21.1	31.2	20.8
Same Property	$248.1	$176.6	$240.2	$172.2
Straight-line rent adjustments (net)	0.5	0.5	(3.8)	(3.8)
Same Property (Excluding Straight-Line Rents)	$248.6	$177.1	$236.4	$168.4
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - Revenue(6)*
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Total Revenue	$132.0	$146.5	$268.4	$278.7
Less: Investment management fees	(26.1)	(19.1)	(47.4)	(30.1)
Less: Loans	(8.0)	(4.7)	(16.1)	(8.4)
Less: Other	(0.1)	(0.6)	(0.4)	(0.9)
Less: NCI adjustments (1)	(3.0)	(3.3)	(6.1)	(6.4)
Add: Unconsolidated investment adjustments (2)	49.2	48.4	98.3	96.1
Add: Above/below market rents (6)	(0.5)	(0.4)	(0.9)	(0.9)
Less: Reimbursement of recoverable operating expenses	(7.8)	(8.6)	(16.4)	(16.1)
Less: Properties bought and sold (3)	0.1	(26.5)	(10.7)	(49.3)
Less: Other properties excluded (4)	(10.4)	(11.8)	(18.3)	(21.6)
Other Reconciling Items (5)	(0.9)	—	(2.3)	(0.9)
Same Property	$124.5	$119.9	$248.1	$240.2

	Same Property - Revenue(6)*
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$28.9	$27.4	$57.5	$55.9
Multifamily Market Rate Portfolio - Same Property	79.2	76.7	158.0	153.1
Multifamily Affordable Portfolio - Same Property	16.4	15.8	32.6	31.2
Same Property	$124.5	$119.9	$248.1	$240.2
Straight-line rent adjustments (net)	0.3	(1.5)	0.5	(3.8)
Same Property (Excluding Straight-Line Rents)	$124.8	$118.4	$248.6	$236.4
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$(48.3)	$47.3	$(10.6)	$18.6
Less: Investment management fees	(26.1)	(19.1)	(47.4)	(30.1)
Less: Loans	(8.0)	(4.7)	(16.1)	(8.4)
Less: Other	(0.1)	(0.6)	(0.4)	(0.9)
Less: Total Income from unconsolidated investments	18.1	1.4	24.8	(4.3)
Less: Gain on sale of real estate, net	(0.2)	(89.0)	(106.6)	(108.2)
Add: Compensation and related	31.8	37.0	59.4	67.6
Add: Carried interests compensation	(4.5)	(1.1)	(10.0)	0.5
Add: General and administrative	9.5	8.7	17.8	17.1
Add: Depreciation and amortization	36.4	40.1	75.3	79.5
Add: Interest Expense	63.8	66.0	128.5	128.3
Add: Gain (loss) on early extinguishment of debt	0.5	1.7	0.2	1.6
Less: Other income (loss)	(0.3)	(24.3)	(7.1)	(21.3)
Add: Provision for income taxes	(11.8)	10.3	14.9	6.4
Less: NCI adjustments (1)	(1.8)	(2.1)	(3.8)	(4.1)
Add: Unconsolidated investment adjustments (2)	34.6	34.2	68.6	68.1
Add: Above/below market rents (6)	(0.5)	(0.4)	(0.9)	(0.9)
Less: Properties bought and sold (3)	—	(13.6)	(2.6)	(25.1)
Less: Other properties excluded (4)	(4.7)	(6.5)	(7.8)	(12.3)
Other Reconciling Items (5)	0.5	0.5	0.4	0.1
Same Property NOI (Net Effective)*	$88.9	$85.8	$176.6	$172.2

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$25.0	$23.7	$49.8	$48.3
Multifamily Market Rate Portfolio - Same Property	53.0	51.6	105.7	103.1
Multifamily Affordable Portfolio - Same Property	10.9	10.5	21.1	20.8
Same Property NOI (Net Effective)* (Reported)	$88.9	$85.8	$176.6	$172.2
Straight-line rent adjustments (net)	0.3	(1.5)	0.5	(3.8)
Same Property NOI (Excluding Straight-Line Rents)	$89.2	$84.3	$177.1	$168.4
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q2		YTD
	2024	2023	2024	2023
Investment management fees	$26.1	$19.1	$47.4	$30.1
Property services fees	0.1	0.6	0.4	0.9

Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.2	0.1	0.4	0.2
Carried interests included in unconsolidated investments	(12.3)	(7.7)	(28.7)	(18.4)
Adjusted Fees	$14.1	$12.1	$19.5	$12.8
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$(48.3)	$47.3	$(10.6)	$18.6
Less: Total Income from unconsolidated investments	18.1	1.4	24.8	(4.3)
Less: Gain (loss) on sale of real estate, net	(0.2)	(89.0)	(106.6)	(108.2)
Add: Share-based compensation	6.0	7.3	11.2	14.4
Add: Carried interests compensation	(4.5)	(1.1)	(10.0)	0.5
Add: Depreciation and amortization	36.4	40.1	75.3	79.5
Add: Interest expense	63.8	66.0	128.5	128.3
Add: Gain (loss) on early extinguishment of debt	0.5	1.7	0.2	1.6
Less: Other income (loss)	(0.3)	(24.3)	(7.1)	(21.3)
Add: Benefit from (provision for) income taxes	(11.8)	10.3	14.9	6.4
Less: Non-controlling interest (1)	(1.9)	(2.0)	(4.1)	(3.9)
Add: NOI from unconsolidated investments (KW Share) (2)	46.5	41.7	90.7	83.2
Add: Fees eliminated in consolidation (3)	0.2	0.1	0.4	0.2
Baseline EBITDA*	$104.5	$99.5	$207.6	$195.0
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.